Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made the late date as executed below (the “Effective Date”), by and among Belmont Partners, LLC, a Virginia limited liability company, with a principal address of 360 Main Street, Washington, VA 22747 (“Buyer”), Brian Jaggard an individual, (“Jaggard”) and Douglas Dunn, an individual (“Dunn”) (Jaggard and Dunn each a “Seller” and collectively the “Sellers”) and Yzapp International, Inc. organized in the state of Nevada and a public vehicle traded under symbol “YZPI” (the “Company”) (Buyer, Sellers and Company each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company currently has approximately eleven million seven hundred forty six thousand forty one (11,746,041) common shares issued and outstanding and no preferred shares issued and outstanding and Sellers own a majority of the common stock of the Company consisting of approximately five million nine hundred ninety thousand four hundred eighty one (5,990,481) representing at least fifty one percent (51%) of the issued and outstanding common stock shares of the Company (the “Stock”); and

WHEREAS, Sellers wish to sell and Buyer wishes to purchase the Stock from Sellers;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. Agreement to Purchase and Sell.  Sellers will sell to Buyer and Buyer agrees to purchase the Stock of the Company for sixty two thousand U.S. Dollars ($62,000.00) (the “Purchase Price”), on or about five (5) business days from the Effective Date (the “Closing”), payable according to the terms and conditions set forth in Section 2 herein.

2. Payment Terms.

a) On or before the Closing, Buyer shall deposit sixty two thousand U.S. Dollars ($62,000.00) with Dennis Brovarone the “Escrow Agent”), on behalf of the Buyer (the “Escrowed Funds”).  Upon Closing, the Buyer shall cause the Escrowed Funds to be released to the Seller.

b) On or before the Closing, Sellers shall deposit the certificate(s) representing the Stock into escrow with the Escrow Agent (the “Escrowed Stock”).  Upon Closing, the Sellers shall cause the Escrowed Stock to be released to the Buyer.

3. Closing. On or before the Closing the Parties shall perform:

Belmont/YZPI/Stock Purchase Agreement Page 1of  8
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Seller: ____
Company: ____

a) Buyer and Sellers shall exchange fully executed copies of this Agreement;

b) Sellers shall cause the board of directors of the Company to execute a resolution approving the terms of this Agreement and whereby all current Director’s resign and Buyer, or Buyer’s designee, is appointed as the sole Director of the Company (the “Appointment”);

c) Sellers shall deliver to the Buyer the Appointment;

d) Sellers shall deliver to the Buyer the certificate(s) evidencing the Stock.

e) Sellers shall deliver to the Buyer fully executed documentation to completely effectuate the transfer of stock pursuant to this Agreement;

f) Sellers shall deliver to the Buyer true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts (collectively the “Records”).

4. Representations and Warranties of Company and Sellers.  Company and Sellers hereby represent and warrant to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof, and shall be true and correct as of the Closing:

a) Title to Stock.  Sellers have sole managerial and dispositive authority with respect to the Stock and have not granted any person a proxy that has not expired or been validly withdrawn.  In addition, as of the date of Closing, there are no preferred shares issued and outstanding. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b) Shareholder List.  The shareholder list provided by Sellers to Buyer pursuant to Section 3(f) herein, shall be fully reconcilable with the current records of the Depository Trust & Clearing Corporation (the “DTC”).

c) Liabilities of the Company. The Company has no liabilities, except as disclosed in Exhibit 1, likely to have a Material Adverse Effect on the business or financial condition of the Company.  For purposes of this Agreement, Material Adverse Effect shall mean any liability of the Company as of the Closing which would require a payment by the Company in excess of two thousand dollars ($2,000.00) in the aggregate.

d) Full Power and Authority. Sellers represent that they have full power and authority to enter into this Agreement, to transfer the Stock to the Buyer and to transfer control of the Company to the Buyer.

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Company: ____

e) As of the date of Closing, the Company is duly organized and in good standing in the state of Nevada.

f) Warrants and Options.  As of the date of Closing, the Company does not have any outstanding warrants and/or options except as stated in this Agreement.

g) Sellers have been duly appointed as Directors of the Company and any and all other directors have previously resigned or been properly terminated.  In addition, any and all officers of the Company have previously resigned.  Sellers and Company shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies, Sellers’ proper and lawful appointment to the Company’s board of directors and any and all prior resignations and/or terminations of former Directors and officers.

5. Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers and Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a) Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

b) Full Power and Authority.  Buyer represents that it has full power and authority to enter into this Agreement.

c) SEC Filings.  Buyer represents that it will complete the proper SEC filings for the Company, to include the filing of an 8k regarding the change in board members upon the Closing of this transaction.

d) SEC Regulations.  Buyer represents that it will fully comply with SEC Regulations, to include Rule 144, during resale or distribution of the Company stock.

e) Information Concerning the Company.  Based upon Seller and Company’s prior disclosures to Buyer, in addition to Buyer’s own due diligence with respect to the Company and its liabilities, Buyer believes it has enough information upon which to base an investment decision in the Stock.

f) Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer:

(i) has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer’s investment in the Stock; and

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(ii) has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

g) Restricted Securities. Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

6. Remedies of Discrepancies.  Should it be discovered that the shareholder list does not reconcile with the DTC as stipulated in Section 4(b) herein (“List Discrepancy”), and/or the Security and Exchange Commission (“SEC”) finds that the provided resignations/terminations of the former board members and/or officers, as stipulated in Section 4(g) herein, are insufficient (“Resignation Discrepancy”) (List Discrepancy and Resignation Discrepancy collectively the “Discrepancies”), and upon Seller’s receipt of Notification regarding the Discrepancies, Seller shall take all actions necessary to cure the discrepancies within fifteen (15) business days from the date of Notification.  Upon the date of Notification, and on each business day thereafter, Seller shall pay to Buyer one hundred U.S. Dollars ($100.00) per business day for Seller’s breach of warranty.  If, upon the sixteenth (16th) business day from the date of Notification, the Discrepancies have not been cured by Seller, Buyer shall, upon its discretion, take any and all actions necessary to expeditiously cure any remaining Discrepancies at a rate of four hundred U.S. Dollars ($400.00) a day, plus any incurred expenses, to be paid by Seller.

7. Covenant Not to Sue; Indemnification.

a) In consideration of this Agreement, Sellers and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (collectively the “Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Buyer, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Buyer Covenantees”), on account of any damages, real or imagined, known or unknown, which Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 6(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Covenantors against the Buyer Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Covenantors against the Buyer Covenantees.

b) Covenantors shall indemnify and hold harmless the Buyer Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

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8. Termination. The Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

9. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  A telefaxed copy of this Agreement shall be deemed an original.

11. Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

12. Costs, Expenses.  Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

13. Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

15. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

16. Further Assurances.  From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

17. Term, Survival.  This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed, however Sections 4, 5, 7(a), 7(b), 20 and 21 shall survive this Agreement.

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18. No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of Closing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement.

19. Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 19.

20. Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial [or other] Arbitration Rules [including the Optional Rules for Emergency Measures of Protection], and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

21. Insider Trading.  The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

[Balance of Page Intentionally Left Blank]

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In Witness Whereof, the parties hereto have executed this Agreement as of the date last written below.

BUYER	SELLER

BELMONT PARTNERS, LLC	JAGGARD

/s/	/s/
By: Joseph Meuse, Managing Member	By: Brian Jaggard, Individual

COMPANY	SELLER

YZAPP INTERNATIONAL, INC.	DUNN

/s/	/s/
By: Brian Jaggard, Director	By: Douglas Dunn, Individual

/s/
By: Douglas Dunn, Director

Belmont/YZPI/Stock Purchase Agreement, Page 7 of  8

EXHIBIT 1

	Type	Date	Num	Account	Amount	Balance
Automated Filing Services Inc.						0.00
	Bill	11/26/2007	inv.711146	Accounts Payable	538.48	538.48
	Bill	12/18/2007	inv.712089	Accounts Payable	284.08	822.56
	Bill Pmt -Cheque	03/14/2008	141	Accounts Payable	-822.56	0.00
Total Automated Filing Services Inc.					0.00	0.00
Clark Wilson						0.00
	Bill	11/01/2007	inv.1771709	Accounts Payable	494.91	494.91
	General Journal	11/01/2007		Accounts Payable	-494.91	0.00
	Bill	01/01/2008	inv.1775829	Accounts Payable	6,237.63	6,237.63
	General Journal	01/01/2008		Accounts Payable	-2,005.09	4,232.54
Total Clark Wilson					4,232.54	4,232.54
Dennis Brovarone (USD)						1,260.00
	Bill	11/06/2007	inv.2007-1633	Accounts Payable	100.00	1,360.00
Total Dennis Brovarone (USD)					100.00	1,360.00
Edgar Tech & Bus Serv (USD)						-382.00
Total Edgar Tech & Bus Serv (USD)						-382.00
Manning Elliott LLP						0.00
	Bill	01/31/2008	inv.169037	Accounts Payable	12,163.50	12,163.50
Total Manning Elliott LLP					12,163.50	12,163.50
Nevada Corp HdQ (USD)						385.00
Total Nevada Corp HdQ (USD)						385.00
NI Cameron Inc (CAD)						0.00
	Bill	12/18/2007		Accounts Payable	371.00	371.00
Total NI Cameron Inc (CAD)					371.00	371.00
Pacific Stock Transf Comp (USD)						0.00
	Bill	01/31/2008	inv.1031/11052007	Accounts Payable	70.00	70.00
Total Pacific Stock Transf Comp (USD)					70.00	70.00
Q4 Financial Group (USD)						21,055.00
	Bill Pmt -Cheque	10/01/2007	136	Accounts Payable	-5,000.00	16,055.00
	Bill Pmt -Cheque	10/01/2007	Debit	Accounts Payable	-40.00	16,015.00
	Bill	10/31/2007		Accounts Payable	2,620.00	18,635.00
	Bill	10/31/2007	inv.Q4 08-35	Accounts Payable	2,500.00	21,135.00
	Bill	01/31/2008		Accounts Payable	2,500.00	23,635.00
	Bill	01/31/2008		Accounts Payable	1,500.00	25,135.00
	Bill	01/31/2008	inv.Q4 08-36	Accounts Payable	2,500.00	27,635.00
	Bill	02/01/2008		Accounts Payable	525.00	28,160.00
	Bill	03/01/2008	Q4	Accounts Payable	525.00	28,685.00
	Bill Pmt -Cheque	03/13/2008	140	Accounts Payable	-1,050.00	27,635.00
	Cheque	03/24/2008	142	Accounts Payable	-525.00	27,110.00
	Bill	04/01/2008	inv.Q4 08-39	Accounts Payable	525.00	27,635.00
Total Q4 Financial Group (USD)					6,580.00	27,635.00
XL (USD)						4,000.00
Total XL (USD)						4,000.00
				TOTAL:	23,517.04	49,835.04

Belmont/YZPI/Stock Purchase Agreement, Page 8 of  8

EXHIBIT 2

WRITTEN SHAREHOLDERS CONSENT
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Shareholders of Yzapp International, Inc. a Nevada corporation (the "Company"), the undersigned, representing a majority of the shareholder(s) of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the majority shareholders duly called and held:

WHEREAS, the Shareholders wish to approve the transfer of a control block of common stock shares of the Company to Belmont Partners, LLC;

WHEREAS, the Shareholders wish to approve of the appointment of Joseph Meuse as the sole Director and President of the Company; and

WHEREAS, the Shareholders wish to accept the resignations of Brian Jaggard, Douglas Dunn and Carl Lacey as Directors and/or officers of the Company.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)	the Shareholders approve the transfer of a control block of common stock shares of the Company to Belmont Partners, LLC;

(b)	the Shareholders approve the appointment Joseph Meuse as the sole Director of the Company;

(c)	the Shareholders accept the resignations of Brian Jaggard, Douglas Dunn and Carl Lacey as Directors and/or officers of the Company;

(d)	the transactions are hereby approved, ratified and confirmed.

Each Shareholder, by signing this Written Consent of the Shareholders in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Majority Shareholders meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Written Consent of the Shareholders in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the date executed below.

By: Douglas Dunn, Majority Shareholder	By: Brian Jaggard, Majority Shareholder
Date:	Date:

EXHIBIT 3

MEETING OF THE BOARD OF DIRECTORS
YZAPP INTERNATIONAL, INC.

A meeting of the Board of Directors of Yzapp International, Inc. a Nevada corporation was held on the date executed below.  Present at this meeting was Brian Jaggard, Carl Lacey and Douglas Dunn.  Mr. Jaggard and Mr. Dunn acted as the President and Secretary for the meeting.

WHEREAS, the Corporation has had no operations for some time; and

WHEREAS, the Corporation has been unable to provide any shareholder value for some time; and

WHEREAS, the Corporation has been presented a new plan that will return value to the shareholders; and

WHEREAS, the new plan requires full-time management and the deployment of capital resources that current management can not accomplish; therefore

BE IT RESOLVED: That the Corporation appoints Joseph Meuse as the Director, as well as President of the Corporation.

BE IT RESOLVED:  That the undersigned do hereby resign from all currently held positions.

BE IT FURTHER RESOLVED:  That the Corporation does hereby fully authorize and empower to transfer, endorse, sell, assign, set over, and deliver any and all shares of stocks, bonds, debentures, notes and evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by this corporate seal of this Corporation and any and all written instruments necessary or proper to effectuate the authority hereby conferred.

CERTIFICATION:
We, Brian Jaggard, Carl Lacey and Douglas Dunn, Board Members of the Corporation, hereby certify that we are the sole Officers and Directors of the Corporation, all other Officers and Directors having previously resigned.  In additional we hereby certify that the above resolutions were adopted by the Board of Directors of the Corporation at a duly constituted meeting in which a full quorum was present and that said resolutions remain in full force and effect and have not been rescinded.

By: Brian Jaggard, Director	By: Douglas Dunn, Director	By: Carl Lacey, Director
Date:	Date:	Date:

EXHIBIT 4

RESIGNATION FROM THE BOARD OF DIRECTORS OF

YZAPP INTERNATIONAL, INC.

The Corporation has been presented with a new plan that will return value to the shareholders.  The implementation of that plan is in the best interest of the Corporation, and requires that I resign as Director and/or officer.  For these reasons I, Brian Jaggard, do hereby resign, effective immediately, from all positions previously held in Yzapp International, Inc.

By: Brian Jaggard, Director
Date:

EXHIBIT 5

RESIGNATION FROM THE BOARD OF DIRECTORS OF

YZAPP INTERNATIONAL, INC.

The Corporation has been presented with a new plan that will return value to the shareholders.  The implementation of that plan is in the best interest of the Corporation, and requires that I resign as Director and/or officer.  For these reasons I, Carl Lacey, do hereby resign, effective immediately, from all positions previously held in Yzapp International, Inc.

By: Carl Lacey, Director
Date:

EXHIBIT 6

RESIGNATION FROM THE BOARD OF DIRECTORS OF

YZAPP INTERNATIONAL, INC.

The Corporation has been presented with a new plan that will return value to the shareholders.  The implementation of that plan is in the best interest of the Corporation, and requires that I resign as Director and/or officer.  For these reasons I, Douglas Dunn, do hereby resign, effective immediately, from all positions previously held in Yzapp International, Inc.

By: Douglas Dunn, Director
Date: